Exhibit 99.1

FOR IMMEDIATE RELEASE

Hungarian Telephone and Cable Corp to Acquire Invitel

Total consideration, including the assumption of debt on closing, of EUR 470 million

Combining the two leading alternative telecommunications service providers in Hungary to create a significantly improved platform and a more formidable challenger to Magyar

Telekom (“T-Group”)

Significant synergies and enhanced growth opportunities for the enlarged group

SEATTLE, WA, January 9, 2007 – Hungarian Telephone and Cable Corp. (AMEX: HTC) (“HTCC” or the “Company”) today announced that it has signed an agreement to acquire Invitel Távközlési Szolgáltató Zrt (“Invitel”), the second largest fixed line telecommunications service provider in Hungary.

Under terms of the agreement, HTCC will acquire 100% of the shares in Matel Holdings NV (and thereby indirectly 99.98% of the shares of Invitel) for a total consideration, including the assumption of net indebtedness on closing, of EUR 470 million (USD 611 million(a)), representing a multiple of 6.1x Invitel EBITDA for the 12 months ending September 30, 2006(b). The consideration will be comprised of cash funded by new borrowings and the issuance of up to 1.1 million HTCC shares (representing approximately 6.2 per cent. of the fully diluted share capital of HTCC) to certain members of Invitel’s current executive management team in payment for some of their shares in Invitel. The transaction will be subject to customary closing conditions including receipt of Hungarian and Romanian regulatory approvals and is expected to close in the first half of 2007.

Commenting on today’s announcement, HTCC’s President and Chief Executive Officer Torben V. Holm said,

“This transaction brings together the two leading competitors to T-group (previously known as MATAV) in Hungary, and it enables the combined entity to pursue a meaningful share of both the local Hungarian and the broader Central and Eastern European communications markets. We expect to quickly realize operational efficiencies and through this combination will be able to provide an improved product and service offering to our customers who will quickly see the benefits from our increased scale. We look forward to this new chapter in the development of HTCC.”

Mr. Martin Lea, Chief Executive Officer of Invitel, commenting on today’s announcement, said,

“The leadership and shareholders of Invitel are delighted to see the announcement of this transaction. Combining these two businesses makes a great deal of sense for the Hungarian market.

(a)	Based on an exchange rate of 1.299 USD / EUR as at January 5, 2007
(b)	Based on ‘recurring’ Invitel EBITDA of EUR 77.6 million, defined as EBITDA excluding the cost of restructuring, due diligence expenses, management fees paid to shareholders, non-cash share based compensation to executives, recognition of Universal Service provisions and other non-recurring items; ‘recurring’ Invitel EBITDA has been adjusted for capitalized subscriber acquisition costs (EUR 2.8 million) in order to report numbers consistent with HTCC Group accounting policies

Together they will have more scale, which will enable more effective and efficient investments, delivering an ever more extensive and competitive service set to our residential and business customers. Going forward we will continue to focus on growth outside our traditional concession areas, and on offering better value and superior customer care.”

Benefits of the combination

The combination of HTCC and Invitel will create the leading alternative provider of telecommunications solutions in Hungary. From this platform, the combined business will be better positioned to drive operational improvements and to deliver enhanced product offerings and solutions to its residential and corporate customers. Organic growth opportunities, following the liberalization of the telecom market, will be further enhanced through an accelerated nation-wide roll out of new offerings such as broadband, VoIP and triple-play services. The combined business is expected to enjoy a national market share of approximately 20% and will be the leading fixed line service provider in 14 out of the 54 Hungarian defined operating areas.

In addition to the enhanced organic growth opportunities, the Company expects to achieve annual operating savings of up to EUR 14 million (USD 19 million(c)) and further capital expenditure savings resulting from the enlarged group’s reliance on a single network to service clients nationwide. Operational savings will also be generated through the optimisation of joint network operations, the unification of the enlarged product offering and sales, marketing and distribution activities, and a streamlining of technical, IT and support functions. The integration process is expected to take up to 12 months with the bulk of the synergies to be realized within two years of completion.

For the twelve months to September 30, 2006, the combined business had pro forma revenue of EUR 348 million (USD 429 million(d)) and EBITDA of EUR 119 million (USD 146 million(d)).

Management and integration

Management of the enlarged group will be drawn from the considerable strength of both organisations. Martin Lea will assume the role of Chief Executive Officer of the enlarged company with Robert Bowker stepping into the position of Chief Financial Officer.

In accordance with his contract and in connection with this transaction, Torben V. Holm is expected to step down as Chief Executive Officer of HTCC. Prior to his departure, Mr. Holm will assist with the critical early phase of integrating the two businesses to quickly realise the meaningful synergy potential resulting from the transaction. Commenting on this move, Torben V. Holm said:

“I am very pleased to conclude my previously agreed tenure as Chief Executive of HTCC having successfully achieved the market consolidation I was asked to deliver. Through our combination with PanTel and the acquisition of Invitel, HTCC has emerged with a significantly improved platform and exciting future growth prospects.”

While the position of CFO will, on a permanent basis, be occupied by Robert Bowker from Invitel, the Board of HTCC has decided to retain Steven Fast as interim CFO until closing of the Invitel transaction. This follows the resignation of Bill McGann as CFO of HTCC with effect from the end of 2006. Steven Fast is 46 years old, is a CPA and holds an MBA degree. Over the last several years, he has served as CFO of two mobile telephone companies in Africa and Slovenia. Before that he held positions at Deloitte and Touche in Central Europe.

(c)	Based on an exchange rate of 1.299 USD / EUR as at January 5, 2007
(d)	Based on an average exchange rate of 1.231 USD / EUR for the twelve months to September 30, 2006

About HTCC

HTCC has 3 subsidiaries in the Republic of Hungary; Hungarotel, PanTel and PanTel Technocom. Hungarotel is a local access provider of telephone, ISDN, Internet and other telecommunications services in 5 out of 54 concession areas in the country. PanTel is Hungary’s leading alternative telecommunications provider with a nationwide fiber optic backbone, which also connects to operations in all 7 adjacent countries. PanTel Technocom is a specialised telecommunications solutions provider, serving – amongst others—the biggest oil company in the CEE Region. With this structure, HTCC is present in all markets. In the mass market, the Company today has circa 220,000 clients with a split that is rapidly approaching an even distribution between Hungarotel´s original in concession areas and the rest of the country. In the corporate market, the Company has built up a portfolio of 2,000 mostly high-end clients, serving both telephony and data communications products. In the wholesale market, the Company is a major alternative operator in the region, currently serving 212 other domestic and international operators, ISPs and cable TV companies through its high-quality network.

About Invitel

Founded in 1994, Invitel offers telephony, Internet, and data services to residential and business customers in Hungary. Invitel is the incumbent operator in 9 out of 54 primary service areas, where it has a stable cash generative core telephony business. In the rest of Hungary, which represents a significant growth opportunity following the liberalization of the telecom market, Invitel is an alternative telecom operator with a national backbone, metropolitan networks and a point-to-multi-point access system.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on HTCC’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Some of these risks, uncertainties and assumptions include, but are not limited to, the possibility that the (1) financial forecasts of either party may not be achieved; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined entities may be unable to achieve expected cost savings or make expected future investments in the combined businesses; (5) the ability of HTCC and Invitel to complete the transaction in a timely manner; and (6) other risks that are described in Securities and Exchange Commission (SEC) reports filed by HTCC on its annual report on Form 10-K and its quarterly reports on Form 10-Q. In addition, factors that could cause the actual results of the transaction to differ materially from current expectations include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which HTCC, Invitel and their customers conduct their respective businesses; conditions in the securities markets or the telecom industry; changes in interest or currency rates, which may affect the net income of HTCC, Invitel or the combined company or the market value of their assets; changes in law, regulations, and policies that affect HTCC, Invitel or the combined company, and the ability to comply with such changes in a timely manner; or changes in accounting principles, policies, practices, or guidelines. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the control of HTCC or Invitel.

These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

The securities referred to in this press release have not been registered under the United Sates Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act or unless an exemption from registration is available.

Reconciliation of Non-GAAP Financial Measures

HTCC and Invitel use certain non-GAAP financial measures in evaluating their respective performance and the combined companies’ pro forma financial results. These non-GAAP financial measures include Adjusted EBITDA, which is operating income adjusted for depreciation and amortisation, costs of restructuring and severance, due diligence expenses, management fees paid to shareholders, non-cash share based compensation to executives, recognition of Universal Service provisions and other miscellaneous charges. A reconciliation of the differences between Adjusted EBITDA and the most comparable financial measure calculated and presented in accordance with GAAP is included in the table that follows. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and is not necessarily indicative of cash available to fund all cash flow needs of HTCC, Invitel or the combined companies. Non-GAAP financial measures used by HTCC and Invitel, respectively, may not be comparable to similarly titled measures of other companies.

HTCC and Invitel believe that presentation of Adjusted EBITDA is useful to investors because it (i) reflects the view of each company’s management of core operations and cash flow generation upon which management bases financial, operational, compensation and planning decisions and (ii) presents measurements that investors and its lending banks have indicated to management are important in assessing HTCC, Invitel, the combined companies and their respective liquidity. While HTCC and Invitel utilize Adjusted EBITDA and other non-GAAP financial measures in managing their respective business and believe they are useful to management and to investors for the reasons described above, non-GAAP financial measures have certain shortcomings. For example, Adjusted EBITDA does not take into account changes in working capital and financial statement items below income from operations, and the resultant effect of these items on cash flow. The shortcomings of non-GAAP financial measures can be compensated for by utilizing them in conjunction with their comparable GAAP financial measures.

HTCC Contacts

Torben V. Holm President and Chief Executive Officer	Telephone: 36.1.888.3535 (Budapest)

Peter T. Noone General Counsel	Telephone: 1.206.654.0204 (Seattle)

Reconciliation of Non-GAAP Financial Measures(1)

(unaudited – in millions)

	12 Months Ending September 30, 2006
	HTCC	Invitel	Pro Forma
Operating Income	$19.9	$44.7	$64.6
Add: Depreciation & Amortisation(2)	24.7	44.6	69.3
Add: Other Adjustments(3)	6.3	6.2	12.5
Earnings before Interest, Tax, Depreciation & Amortisation	50.9	95.5	146.4

(1)	Based on an average exchange rate of 1.231 USD / EUR for the twelve months to September 30, 2006
(2)	Reported depreciation and amortisation for Invitel (under IFRS) is adjusted to exclude the 12 months amortisation charge (EUR 1.6 million) on the capitalised commission expenses
(3)	Other adjustments consist of the cost of restructuring, due diligence expenses, management fees paid to shareholders, non-cash share based compensation to executives, recognition of Universal Service provisions and other non-recurring items; Invitel adjustments include capitalized subscriber acquisition costs (EUR 2.8 million) in order to report numbers consistent with HTCC Group accounting policies